OHR PHARMACEUTICAL INC. 8-K

Exhibit 10.29
AMENDMENT 2 TO WARRANT AGREEMENT

This AMENDMENT 2, dated as of October 31, 2012, to the WARRANT AGREEMENT (as amended, the “Warrant Agreement”), dated the 31st day of October, 2006, between OHR PHARMACEUTICAL INC. (formerly known as BBM Holdings, Inc.), a Delaware corporation (the “Company”), and STANDARD REGISTRAR AND TRANSFER COMPANY, INC. (as successor to TRANSFER ONLINE, INC.), as Warrant Agent (the “Warrant Agent”).

W I T N E S S E T H:

WHEREAS, the Warrant Agreement was amended pursuant to Amendment 1 to the Warrant Agreement dated October 31, 2011 (“Amendment 1”) to provide among other things for an Extension Term to October 31, 2012;

WHEREAS, in order to facilitate future exercise of the Warrants, the Company wishes to extend the Extension Term and the Term to 5:00 PM on April 30, 2013, subject to the effectiveness of this Amendment 2 to Warrant Agreement;

WHEREAS, the amendments as provided herein shall not adversely affect the interests of the holders under the Warrant Agreement;

WHEREAS, capitalized terms not otherwise defined herein shall have the meaning set forth in the Warrant Agreement;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto agree as follows:

1. Each of the Extension Term and the Warrant Expiration Date is hereby amended to extend to 5:00 PM on April 30, 2013, subject to all the provisions of the Warrant Agreement, as amended hereby.

2. The Company agrees to indemnify and hold harmless the Warrant Agent against any and all loss, liability, claim, damage and expense whatsoever (including without limitation reasonable attorneys fees and expenses) arising out of or based upon any false representation or warranty of, or breach or failure by the Company to comply with any covenant made by, the Company herein.

3. The Warrant Agent makes no representations as to the validity or sufficiency of this amendment.  The recitals above are statements of the Company and the Warrant Agent assumes no responsibility for their correctness.

4. Except as specifically provided herein, (i) the Warrant Agreement, as amended hereby, shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, (ii) the execution, delivery and effectiveness of this Amendment 2 shall not operate as a waiver of any right, power or remedy of the parties under the Warrant Agreement, nor constitute a waiver of any provision of any of the Warrant Agreement except as specified herein, (iii) all references to the Warrant Agreement and this Amendment 2 in this Amendment 2 shall refer to the Warrant Agreement as amended from time to time, and (iv) this Amendment 2 shall be subject to Sections 11, 12, 13 and 14 of the Warrant Agreement.

5. This Amendment 2 may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.  This Amendment 2 shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by fax or otherwise, copies of this Amendment 2.  Except as expressly amended hereby, the Warrant Agreement shall remain in full force and effect and is hereby ratified by the parties.

6. Without limitation on Section 4 above, the waiver by any party hereto of a breach of any provision of this Amendment 2 or the Warrant Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder or under the Warrant Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment 2 to Warrant Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.

OHR PHARMACEUTICAL INC.	STANDARD REGISTRAR AND TRANSFER COMPANY, INC., as Warrant Agent

By:_________________________________	By:__________________________________
Name:	Name:
Title:	Title: